POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Rolf Starck, as the undersigned's true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all documents relating to any and all Securities and Exchange Commission filings which may be required, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

This power shall continue in effect until terminated in writing.


By: /s/ Hubert Birner       Dated: March 19, 2013

    Hubert Birner


By: /s/ Stefan Fischer      Dated: March 19, 2013

    Stefan Fischer


By: /s/ Alexandra Goll      Dated: March 19, 2013

    Alexandra Goll


By: /s/ Axel Polack         Dated: March 19, 2013

    Axel Polack


By: /s/ Helmut Schuehsler   Dated: March 19, 2013

    Helmut Schuehsler